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                                                                   EXHIBIT 10.4e


                                 FIFTH AMENDMENT
                                     TO THE
                            STERLING CHEMICALS, INC.
              AMENDED AND RESTATED SALARIED EMPLOYEES' PENSION PLAN


                  WHEREAS, there is reserved to Sterling Chemicals, Inc. (the "Company") in Section 15.1 of the Sterling Chemicals, Inc. Amended and Restated Salaried Employees' Pension Plan (the "Plan") the right to amend the Plan;

                  NOW, THEREFORE, the Plan is hereby amended effective as of April 1, 1999, as follows:

         1.       Section 4.3(b) is amended to read as follows:

                  Alternate Amount. The Alternate Amount shall be applicable to any participant employed by the Employer on or after April 1, 1999 and shall be the Monthly Retirement Income equal to the sum of (A) 1.2% times Average Monthly Earnings times Years of Benefit Service and (B) 0.45% of Average Monthly Earnings in excess of Average Covered Compensation times Years of Benefit Service (not to exceed 35), times the Vested Percentage set forth in Section 2.2; or

         2.       Section 4.5 is amended to read as follows:

                  Early Retirement - Early Payment. In lieu of the Monthly Retirement Income payable under Section 4.4 commencing on his Normal Retirement Date, a participant who retires on an Early Retirement Date and does not elect to defer his Monthly Retirement Income in accordance with Section 4.4 will be entitled to a Monthly Retirement Income commencing on his Early Retirement Date or, if he so elects, on the first day of any month thereafter before his Normal Retirement Date. The Monthly Retirement Income which is payable to a participant in accordance with the preceding sentence will be computed by determining the amount of Monthly Retirement Income which the participant would have been entitled to receive under Section
                  4.4 commencing at his Normal Retirement Date and, except as provided below, reducing such amount by one-fourth of one percent for each complete calendar month by which the date his Monthly Retirement Income payments commence precedes his Normal Retirement Date. If the sum of the participant's age and years of Vesting Service as of his Early Retirement Date equals or exceeds 80, the reduction provided for above shall apply only to the portion of such benefit calculated under part (B) of the Alternate Amount formula in Section 4.3(b).

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         3.       A new 17.25 is added to Section 17 to read as follows:

                  Average Covered Compensation. Average Covered Compensation is the average (without indexing) of the Social Security taxable wage bases in effect for each calendar year during the 35-year period ending with the last day of the calendar year in which the participant attains (or will attain) Social Security retirement age. In determining a participant's Average Covered Compensation for a Plan Year, the Social Security taxable wage base for all calendar years beginning after the first day of the Plan Year is assumed to be the same as the Social Security taxable wage base in effect as of the beginning of the Plan Year for which the determination is being made. Average Covered Compensation will be determined based on the Plan Year.

                  A participant's Average Covered Compensation for a Plan Year before the 35-year period ending with the last day of the calendar year in which the participant attains Social Security retirement age is the taxable wage base in effect as of the beginning of the Plan Year. A participant's Average Covered Compensation for a Plan Year after such 35-year period is the participant's Average Covered Compensation for the Plan Year during which the 35-year period ends.

                  All terms used herein that are defined in the Plan shall have the same meanings given to such terms in the Plan, except as otherwise expressly provided herein.

                  Except as amended and modified hereby, the Plan shall continue in full force and effect and the Plan and this amendment shall be read, taken and construed as one and the same instrument.

                  This amendment may be executed in several counterparts, each of which shall be deemed an original, but all of which shall constitute but one and the same instrument which may be evidenced by any one counterpart.

                  IN WITNESS WHEREOF, the Company has executed this instrument this _______________, 1999, effective for all purposes as provided above.



                                    STERLING CHEMICALS, INC.


                                    By:
                                       ---------------------
                                    Name:
                                         -------------------
                                    Title:
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